                                                                  EXHIBIT 10.115

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

         This Partnership Interest Purchase Agreement (this "Agreement"), dated as of March 25, 2003, is entered into by and among Triad Partners II, Inc., a Texas corporation ("TPII"), as general partner (the "General Partner") and as a limited partner, and Capital Senior Living Properties, Inc., a Texas corporation ("Capital").

                                    Recitals

         WHEREAS, the parties hereto are parties to that certain Agreement of Limited Partnership, dated as of September 23, 1998 (as amended, the "Partnership Agreement"), of Triad Senior Living II, L.P., a Texas limited partnership (the "Partnership");

         WHEREAS, the Partnership is the owner of certain Facilities (as defined herein) that were developed by Capital or one of its Affiliates (as defined herein) pursuant to a series of Development Agreements between the Partnership and Capital relating to said Facilities (collectively, the "Development Agreements"), and since their development have been managed by Capital Senior Living, Inc., an Affiliate of Capital, pursuant to a series of Management Agreements between the Partnership and Capital Senior Living, Inc. relating to said Facilities (collectively, the "Management Agreements");

         WHEREAS, pursuant to the terms of the Partnership Agreement, Capital has the right (the "Option"), but not the obligation, to purchase all, but not less than all, of the interests in the Partnership ("Partnership Interests") owned by TPII as the General Partner and as a limited partner in the Partnership; and

         WHEREAS, Capital desires to exercise the Option and to purchase, on the terms and conditions hereinafter set forth, all of the Partnership Interests owned by TPII as the General Partner and as a limited partner in the Partnership.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person in question, (ii) any Person owning or controlling directly or indirectly through one or more intermediaries 10% or more of the outstanding voting stock, partnership interests, member interests or other


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ownership interests of the Person in question, (iii) any officer, director or member of the Person in question, (iv) if such Person is an individual, any entity for which such Person acts as an officer, director, partner or member or
(v) any entity in which the Person in question, together with the members of his family (i.e., spouse, siblings, ancestors and lineal descendants) if the Person in question is an individual, owns, directly or indirectly through one or more intermediaries a beneficial interest of 10% or more. For purposes of this definition, "control" when used with respect to a Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of Dallas, Texas are authorized or required by law or executive order to close.

         "Facilities" shall mean, collectively, the facilities and properties set forth on the attached Schedule 1.

         "Fail" means Blake N. Fail, an individual residing in Dallas County, Texas.

         "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which any Facility is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Partnership or any Facility.

         "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976(42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980(42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA") (including petroleum-based products as described therein);
(iii) other petroleum and petroleum based products; (iv) asbestos in any quantity or form which would subject it to regulation under any applicable Hazardous Materials Law, (v) polychlorinated biphenyls; (vi) any substance, the presence of which in or on the Facility is prohibited by any Hazardous Materials Law; (vii) any "extremely hazardous substance" or "hazardous chemical" as those terms are defined in the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), as amended from time to time, and regulations promulgated thereunder ("EPCRA"); (viii) any "chemical substance" as that term is defined in the Toxic Substance Control Act (15 U.S.C. Section 2601), as amended from time to time, and regulations promulgated thereunder ("TSCA"), (ix) any hazardous substance identified under the law of any state in which a Facility is located; and (x) any other substance which by



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any Hazardous Materials Law requires special handling in its collection, storage, treatment, management or disposal, but excluding, cleaning, office supplies and other similar products used in connection with the routine conduct of business and for routine maintenance or repair of any Facility, provided such products are stored and used in compliance with Hazardous Materials Laws.

        "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials at any Facility, its soil, groundwater, air or other elements thereof, or the presence of Hazardous Materials at the buildings, facilities, soil, groundwater, air or other elements of any other property as a result of Hazardous Materials.

         "Hazardous Materials Laws" shall mean all Governmental Requirements, including, without limitation, RCRA and CERCLA, relating to of or otherwise regulating any Hazardous Materials relating to the removal or remediation of Hazardous Materials.

         "Hazardous Substance Activity" shall mean any actual, proposed, or threatened use, storage, holding, existence, location, or release, in each case in violation of Hazardous Materials Laws, including, without limitation, any spilling, leaking (not to include oil, transmission, or other fluid leaks from automobiles), leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water, discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling, or transportation of any Hazardous Materials from, under, in, into, or on any Facility, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property, surface water, groundwater or any body of water under, in, into, or any onto any Facility and any residual Hazardous Materials Contamination in, on, or under any Facility.

         "Knowledge of TPII" or words of similar import refer to the actual knowledge of Fail on the date of this Agreement, without having conducted any investigation, verification or analysis.

         "Lien" shall mean any option, charge, adverse claim, mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, burden, lien (statutory or other) or other security interest or encumbrance.

         "Paden" means Jon Paden, an individual residing in Dallas County, Texas.

         "Permitted Encumbrances" means (a) the TPII Note Liens (as defined herein), (b) Liens, if any, created or arising in connection with the financing of the acquisition or development of the Facilities, (c) the Option set forth in the Partnership Agreement, and (d) the rights granted to Capital pursuant to this Agreement.

         "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

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         "Requirements of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "TPII Notes" means (a) that certain Promissory Note dated September 25, 1998, in the original principal amount of $156,000.00, issued by TPII, as Maker, payable to Dallas Theological Seminary Scholarship Fund, and (b) that certain Promissory Note dated September 25, 1998, in the original principal amount of $156,000.00, issued by TPII, as Maker, payable to the Foundation of the Jewish Federation of Greater Dallas. By virtue of a Security Agreement dated September 25, 1998, TPII has granted the holders of the TPII Notes a security interest in its General Partner and limited partner interests in the Partnership, and Fail has granted the holders of the TPII Notes a security interest in his shares of TPII stock, to secure the indebtedness represented by the TPII Notes.

         "TPII Note Liens" means the security interests (a) in TPII's interests in the Partnership granted by TPII, and (b) in Fail's stock in TPII granted by Fail, in each case in favor of the holders of the TPII Notes to secure the indebtedness represented by the TPII Notes.

                                   ARTICLE 2

                                PURCHASE AND SALE

         2.1 Purchase Price and Closing. Subject to the terms and conditions set forth herein, TPII, as the General Partner and as a limited partner, agrees that it will sell to Capital, and Capital agrees that it will purchase from TPII, the Partnership Interests for a total Purchase Price as of June 30, 2003, as allocated below, of $567,205.02, as follows: (a) $79,698.61 for the Partnership Interests of TPII held as the General Partner and (b) $487,506.41 for the Partnership Interests of TPII held as a limited partner (the amounts to be paid pursuant to clauses (a) and (b) are hereinafter referred to, collectively, as the "Purchase Price", such amounts to be reduced or increased, respectively, by $196.23, $93.65 and $102.58, respectively, for each day that the Closing occurs prior to or after June 30, 2003, as applicable). The closing of the purchase and sale of the Partnership Interests hereunder (the "Closing") shall be held at 9:00 a.m. local time on the date that is not later than ten (10) Business Days subsequent to the date that TPII has satisfied all the conditions to Capital's obligations to consummate the transactions contemplated herein, at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas unless the parties hereto otherwise agree. All transactions occurring at the Closing shall be deemed to have occurred simultaneously as of the Closing Date, and no one transaction shall be complete until all transactions have been completed.

         2.2 Assignment of Partnership Interests. Upon the terms and subject to the conditions herein set forth, TPII shall assign and Capital shall purchase, acquire and accept from TPII at the Closing, the Partnership Interests of TPII, free and clear of all Liens, other than Permitted Encumbrances set out in (b),
(c) and (d) of the definition of Permitted Encumbrances. Subject to the terms and conditions of this Agreement, in consideration of the assignment of the Partnership Interests to Capital, Capital shall pay to TPII the Purchase Price at the Closing, by wire transfer of immediately available funds to an account designated in a notice delivered to Capital not later than one (1) Business Day prior to the Closing Date. TPII and Capital



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acknowledge that Capital may designate an Affiliate of Capital to which Capital directs TPII to assign and convey some or all of the Partnership Interests.

                                   ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                               OF CAPITAL TO CLOSE

                  The obligation of Capital to purchase the Partnership Interests, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

         3.1 Representations and Warranties True. (a) The representations and warranties of TPII contained in this Agreement that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Closing Date (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made and (b) the representations and warranties of TPII contained in this Agreement that are not qualified as to materiality shall be true and correct as of the date of this Agreement and as of immediately prior to the Closing Date (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties to be true could not, individually or in the aggregate, have a material adverse effect on the financial condition, assets, liabilities, business, property or prospects of the Partnership or any of the Facilities.

         3.2 Compliance with this Agreement. TPII shall have performed and complied with all of its obligations set forth or contemplated herein that are required to be performed or complied with by TPII on or before the Closing Date.

         3.3 No Material Adverse Effect. There shall have been no event or circumstance which could reasonably be expected to result in a material adverse effect on the financial condition, assets, liabilities, business, property or prospects of the Partnership or any of the Facilities.

         3.4 No Litigation. No third-party investigation, suit, action, or other proceeding that questions the validity or legality of the transactions contemplated hereby or that seeks restraint or prohibition in connection with this Agreement or the consummation of the transactions contemplated hereby shall be pending before any Governmental Authority or threatened, and there shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a federal or state court of competent jurisdiction which prohibits consummation of the transactions contemplated hereby.

         3.5 Assignment and Assumption Agreement. TPII shall have executed and delivered to Capital an Assignment of Partnership Interests in substantially the form attached



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hereto as Exhibit A (the "Assignment") for the assignment of the Partnership
Interests owned by TPII.

         3.6 Consents. TPII shall have delivered to Capital evidence, in form and substance reasonably satisfactory to Capital, that all necessary consents to the consummation of the transactions contemplated herein from Persons with which TPII has a contractual or other relationship have been obtained.

         3.7 TPII Entity Documents. TPII shall have delivered to Capital (a) documents evidencing the authority of TPII to enter into and consummate the transactions contemplated by this Agreement, (b) a copy of the certificate of limited partnership and limited partnership agreement for the Partnership, including all amendments or corrections thereto, certified by TPII as the General Partner as true and correct as of the date of delivery, (c) a certificate of TPII certifying the names and signatures of the officers of TPII authorized to sign this Agreement, the documents to which it is a party and the other documents to be delivered by TPII hereunder, and (d) a good standing certificate for TPII.

         3.8 Fairness Opinion. Capital shall have received the written opinion of its financial advisor to the effect that, in its opinion, the purchase of the Partnership Interests is fair to the Company from a financial point of view.

         3.9 Lender Approval. Upon Capital's determination that consent or approval is necessary to avoid any breach or default pursuant to any agreements between and among the Partnership and its lender or lenders as a result of the purchase and sale of the Partnership Interests contemplated by this Agreement, such lender or lenders shall have delivered to Capital the requisite consent or approval.

         3.10 Delivery of Notes; Release of Claims. TPII shall have received (a) from the holders of TPII Notes a release of all claims relating to the TPII Notes and the TPII Note Liens, in form and substance reasonably satisfactory to Capital, (b) appropriate UCC-3 Termination Statements terminating, or appropriate authorization to terminate, any filed UCC-1 Financing Statements relating to the TPII Note Liens, and (c) the return of the TPII Notes and any collateral owned by TPII or Fail and pledged to secure the indebtedness represented by the TPII Notes; or the holders of the TPII Notes shall have executed payoff letters to the same effect in form and substance satisfactory to Capital.

                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                                OF TPII TO CLOSE

                  The obligations of TPII to sell the Partnership Interests and to perform any of its obligations hereunder, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

         4.1 Representations and Warranties True. (a) The representations and warranties of Capital contained in this Agreement that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the



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Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made and (b) the representations and warranties of Capital contained in this Agreement that are not qualified as to materiality shall be true and correct as of the date of this Agreement and as of immediately prior to the Closing (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties to be true could not, individually or in the aggregate have a material adverse effect on the financial condition, assets, liabilities, business, property or prospects of Capital.

         4.2 Compliance with this Agreement. Capital shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Capital on or before the Closing Date.

         4.3 Assignment and Assumption Agreement. Capital (or its designee as provided in Section 2.2 hereof) shall have executed and delivered to TPII the Assignment for the assignment of the Partnership Interests owned by TPII.

         4.4 Capital Corporate Documents. Capital shall have delivered to TPII
(a) a certificate of the Secretary or an Assistant Secretary of Capital certifying the names and signatures of the officers of Capital authorized to sign this Agreement, the documents to which it is a party and the other documents to be delivered by Capital hereunder and (b) a good standing certificate for Capital.

         4.5 Payment of Purchase Price. At Closing, Capital (or its designee as provided in Section 2.2 hereof) shall pay to TPII the Purchase Price.

                  4.6 Consents. Capital shall have delivered to TPII evidence, in form and substance reasonably satisfactory to TPII, that all necessary consents to the consummation of the transactions contemplated herein from Persons with which Capital has a contractual or other relationship have been obtained.

                  4.7 Delivery of TPII Notes; Release of Claims. TPII shall have received (a) from the holders of the TPII Notes a release of all claims relating to the TPII Notes and the TPII Note Liens, in form and substance reasonably satisfactory to TPII, (b) appropriate UCC-3 Termination Statements terminating, or appropriate authorization to terminate, any filed UCC-1 Financing Statements relating to the TPII Note Liens, and (c) the return of the TPII Notes and any collateral owned by TPII or Fail and pledged to secure the indebtedness represented by the TPII Notes; or the holders of the TPII Notes shall have executed payoff letters to the same effect in form and substance satisfactory to TPII.



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                                   ARTICLE 5

                               REPRESENTATIONS AND
                               WARRANTIES OF TPII

         5.1 Existence, Authority. The Partnership is a duly organized and validly existing limited partnership under the laws of the State of Texas and has all requisite partnership power and authority to own and lease its properties and to carry on its business as it is currently being operated and in the places where the Facilities owned by the Partnership are owned or leased and such business is conducted.

         5.2 No Default. To the Knowledge of TPII, neither the entry into, nor the performance of, nor the compliance with this Agreement or other agreements executed or to be executed in connection herewith, has resulted or will result in any violation of, or invalidate, cancel or make inoperative, or constitute a default under, result in the creation of a Lien or other charge upon any Facility or create any rights of termination, cancellation or acceleration in any Person under, any charter, bylaw, partnership or joint venture agreement, trust agreement, mortgage, deed of trust, contract, indenture, credit agreement, franchise, permit, judgment, injunction, decree, order, ordinance, statute, rule, regulation, easement, restriction, or other charge, right, or interest applicable to TPII, the Partnership or any Facility.

         5.3 Litigation. Except as set forth in Schedule 5.3, to the Knowledge of TPII, there is no pending or threatened litigation or administrative proceedings to which TPII and/or the Partnership is a party and which could (a) adversely affect title to any Facility or any part thereof or the ability of any of the parties hereto to perform any of its obligations hereunder or the ability of the Partnership to conduct the business or operations presently conducted by the Partnership or the use of any Facility by the Partnership in the manner currently being used by the Partnership; (b) result in a material and adverse change in the financial condition, assets, liabilities, business, property of prospects of the Partnership; or (c) otherwise affect any Facility in any material respect. To the Knowledge of TPII, the Partnership is not subject to any continuing court or agency order, writ, injunction or decree applicable to any Facility or the business property or prospects of the Partnership, and the Partnership is not in default with respect to any order, writ, injunction or decree of any court or agency with respect to any Facility or its operations.

         5.4 Zoning. To the Knowledge of TPII, it has not received any written notice of a violation by any Facility of any applicable zoning ordinances, rules and regulations, deed restrictions, restrictive covenants, building codes or any other land use controls to which any Facility is subject.

         5.5 No Brokers or Commissions. TPII has not dealt with any broker, arranger, consultant, agent or finder to whom any commissions or other fees are still owing and there are no commissions or other fees payable to any such party in connection with the transactions contemplated hereunder as a result of the actions of TPII. Other than for finders fees or referral fees payable in the ordinary course of operations of the Facilities, to the Knowledge of TPII, there are no commissions payable to any party in connection with any purchase or lease of any of



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the Facilities, or otherwise relating to the Facilities and there are no agreements to pay such commissions with respect to any future transaction.

         5.6 Correct Copies. All copies of all certificates and permits, and all other contracts or documents delivered or made available by either Fail or Paden on behalf of TPII to Capital in connection with the transactions contemplated hereby, the Partnership or any Facility are true, correct and, to the extent they purport to be complete, complete copies.

         5.7 Financial Information. To the Knowledge of TPII, all financial statements and other financial information concerning the Facilities, the Partnership or TPII delivered to Capital by either Fail or Paden on behalf of TPII fairly and accurately reflect the information purported to be represented thereby. To the Knowledge of TPII, there exists no material liabilities or obligations affecting the Facilities, the Partnership or the operation thereof which are not disclosed in the balance sheets attached hereto as Schedule 5.7, except for such liabilities and obligations that are adequately covered by insurance or with respect to which adequate reserves have been made.

         5.8 Employment Arrangements. The Partnership has no employees. There exists no union contracts, collective bargaining agreements, employment contracts, employee benefit plans or arrangements, or similar employment-related contracts or agreements, oral or written, pertaining to the Partnership or under which the Partnership will be obligated.

         5.9 No Untrue Statement. No document or certificate prepared by or under the supervision of either Fail or Paden on behalf of TPII and, to the Knowledge of TPII, no document or certificate furnished or to be furnished by TPII pursuant hereto and relating to the Partnership or the Facilities contains or will contain, as of the date furnished, any untrue statement of material facts or omits or will omit, as of the date furnished, to state material facts necessary to make the statements or facts contained therein not misleading.

         5.10 Bankruptcy. There is not pending or, to the Knowledge of TPII, threatened against TPII or the Partnership a petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the federal bankruptcy laws of the United States or of any state thereof, or any other action brought under the aforesaid bankruptcy laws.

         5.11 Financial Condition. To the Knowledge of TPII, there has been no material adverse change in the financial condition, assets or liabilities of the Partnership since the date of the financial statements of the Partnership described on Schedule 5.7.

         5.12 Governmental Action. To the Knowledge of TPII, it has not received any written notice of any change in, nor to the Knowledge of TPII, is any change contemplated in, any Governmental Requirements applicable to any Facility or the Partnership; and, to the Knowledge of TPII, neither it nor the Partnership has received any written notice of any judicial or administrative action applicable to any Facility or any action by adjacent landowners affecting any Facility, or any natural or artificial conditions upon any Facility (or any significant adverse fact or condition relating to any Facility or its present use); which in any such case has not been disclosed in writing to Capital and which would prevent or limit, impede or materially render more costly the use of such Facility as it is presently being used.

         5.13 Condition of Facilities. To the Knowledge of TPII, each Facility is undamaged by fire or other hazards not covered by insurance.

         5.14 Defects; Violations; Condemnation Proceedings. To the Knowledge of TPII, neither it nor the Partnership has received, with respect to any Facility, any notice from any insurance company agency or any other party of, nor, to the Knowledge of TPII, are there any facts or circumstances which give rise to, (a) any condition, defect, or inadequacy affecting such Facility that, if not corrected, would result in termination of insurance coverage or increase its cost, (b) any violation of any restrictive covenant or deed restriction affecting such Facility, (c) any pending or threatened condemnation proceedings, or (d) any proceedings that could or would cause the change, redemption, or other modification of the zoning classification or other legal requirements, applicable to such Facility or any part thereof. To the Knowledge of TPII, there does not exist any court order or any restriction or restrictive covenant (recorded or otherwise) or other private or public limitation which might adversely affect the use of any Facility as it is presently being used except as set forth in the Owner's Title Policies (as hereinafter defined).

         5.15 Mechanic's Liens. As of the date of this Agreement, to the Knowledge of TPII, there are no mechanics' or materialmen's or other statutory liens against any of the Facilities that are not adequately reserved for by the Partnership, other than those listed on Schedule 5.15.

         5.16 Utilities. To the Knowledge of TPII, all water, sewer, electric, natural gas, telephone, drainage facilities and all other utilities required for the use of each Facility are installed to such Facility, are connected with valid permits, comply in all material respects with all Governmental Requirements and are adequate to service such Facility for its current use. To the Knowledge of TPII, all utilities lines servicing each Facility (other than internal lines located within such Facility) are (a) located either within the boundaries of such Facility or within lands dedicated to the public use, or within recorded easements for such purpose and (b) are serviced and maintained by the appropriate public or quasi-public entity. To the Knowledge of TPII, all bonds, deposits, and initial charges for such utilities have been paid in full.

         5.17 Streets and Highways. To the Knowledge of TPII, neither TPII nor the Partnership has received any notice of (a) any existing and, except as set forth in Schedule 5.17, there are no proposed plans to widen, modify or realign any street adjoining any Facility or (b) any pending or threatened governmental proceeding, or any other fact or condition which would limit or result in the termination of any Facility's access to and from public roads.

         5.18 Permits and Deposits. To the Knowledge of TPII, all permit, deposit or initial charges have been paid in full.

         5.19 Waste Disposal. To the Knowledge of TPII, all garbage, trash or other solid waste from or relating to each Facility is being collected on a regular basis and, is being properly disposed of in accordance with all applicable Governmental Requirements. To the Knowledge of TPII, all drains have been properly connected to the municipal storm or sanitary sewer lines with the approval of each municipality or the state highway department, as applicable.

         5.20 No Nuisance. To the Knowledge of TPII, there is no public or private nuisance condition created by TPII or the Partnership currently existing on any Facility, and, no other public or private nuisance condition currently exists on any Facility.

         5.21 Compliance with Governmental Requirements. To the Knowledge of TPII, all buildings, improvements, utilities and fixtures (including all streets, curbs, sidewalks, sewers and other utilities) forming a part of the Facilities and existing on the date of this Agreement have been installed in compliance in all material respects with all Governmental Requirements (other than those pertaining to parking). To the Knowledge of TPII, permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all Governmental Authorities having jurisdiction over the Facilities which are completed, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the completed buildings and improvements that comprise a part of the Facilities and have been paid for and all of the foregoing are in full force and effect, or if not issued, such failure will not have a material adverse effect on the Facilities which are completed.

         5.22 Parking. To the Knowledge of TPII, the parking available on each of the Facilities is in accordance with all current Governmental Requirements, or TPII or the Partnership shall have obtained all necessary variances or other relief from such Governmental Requirements.

         5.23 Rents and Leases. To the Knowledge of TPII, the Partnership has good title to the leases and rents for each of the Facilities and no other person or entity has any right, title or interest therein, except the rights of the existing lienholders.

         5.24 Obligations to Tenants under Leases. Except in the ordinary course of ongoing activities, to the Knowledge of TPII, there are no unperformed obligations to provide any tenant under any lease with any painting, repair, alteration, carpeting, appliance or any other equipment or work of any kind, under any lease or under any other oral or written agreement whatsoever that would excuse such tenant from accepting its premises under the terms of its lease.

         5.25 Enforceability of Leases. To the Knowledge of TPII, each of the leases is in full force and effect in accordance with its terms, provisions and conditions and constitutes the legal, valid, binding and enforceable obligation of the tenant thereunder. To the Knowledge of TPII, no tenant is in material default thereunder. To the Knowledge of TPII, no tenant under any lease has any pending litigation, offsets or counterclaims against the Partnership which, if successfully asserted, would reduce the rent payable thereunder or result in the cancellation or termination thereof.

         5.26 Agreements to Acquire or Possess the Facility. To the Knowledge of TPII, no person, firm, corporation or other entity except Capital has any right or option to acquire any Facility, or any part thereof, from the Partnership. Except as reflected on Schedule

5.26, to the Knowledge of TPII, the Partnership has not entered into any agreement with any person, firm, corporation or entity granting the right to possess all or any portion of any Facility, other than tenants in possession pursuant to leases.

         5.27 Unfulfilled Binding Commitments. TPII has no Knowledge of any commitments made by the Partnership or TPII to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individual, relating to any Facility which would impose an obligation upon the Partnership or its successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Facility. To the Knowledge of TPII, no Governmental Authority has imposed any requirement that any developer of any Facility pay directly or indirectly any fees or contributions relating to a specific Facility or incur any expenses or obligations in connection with any development of such Facility or any part thereof. The provisions of this Section shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against any Facility.

         5.28 Service Contracts, Leases, etc. To the Knowledge of TPII, TPII has provided Capital with complete and correct copies of all service contracts, leases and personal property leases, in each case that involve payments by or to the Partnership of more than $10,000 per year or that have a term of more than 12 months at the time of the determination.

         5.29 Environmental Representations and Warranties.

                  (a) To the Knowledge of TPII, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, from or under any Facility by the Partnership, TPII, or, by any other party in violation of Hazardous Materials Laws, and to the Knowledge of TPII, there has occurred no such release, deposit, discharge, placement or disposal in violation of Hazardous Materials Laws. Since the Partnership acquired any Facility, to the Knowledge of TPII, no portion of the Facility has been used for the disposal, storage, treatment, processing or other handling of Hazardous Materials and no Hazardous Materials have been placed or located on any Facility by TPII, the Partnership or by any other party. To the Knowledge of TPII, prior to its acquisition by the Partnership, no part of any Facility has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials. To the Knowledge of TPII, no Hazardous Materials Contamination or Hazardous Substance Activity has occurred on any Facility since its acquisition by the Partnership, or to the Knowledge of TPII, prior to its acquisition by the Partnership.

                  (b) To the Knowledge of TPII, (i) no property adjoining any Facility has been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials, and (ii) no property adjoining any Facility is affected by Hazardous Materials Contamination.

                  (c) To the Knowledge of TPII, no asbestos or asbestos-containing materials have been placed on or in any Facility by the Partnership or TPII, by any other party and to the Knowledge of TPII, no asbestos or asbestos-containing materials are present on or in any Facility.

                  (d) To the Knowledge of TPII, no polychlorinated biphenyls have been placed on any Facility by the Partnership or TPII and no polychlorinated biphenyls are present on any Facility.

                  (e) To the Knowledge of TPII, no underground storage tanks have been placed on or under any Facility by the Partnership or TPII, and no underground storage tanks are present on or under any Facility.

                  (f) To the Knowledge of TPII, neither it nor the Partnership has received any written notice of any administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination or Hazardous Substance Activity with respect to any Facility, nor to the Knowledge of TPII, is any such action proposed or threatened with respect to any Facility. To the Knowledge of TPII, neither it nor the Partnership has received any written notice nor does TPII have any Knowledge of any such action regarding any property adjacent to any Facility. To the Knowledge of TPII, no investigation with respect to the Hazardous Materials or Hazardous Materials Contamination is proposed, threatened or anticipated with respect to any Facility. To the Knowledge of TPII, neither it nor the Partnership has violated any Governmental Requirement relating to Hazardous Materials with respect to any Facility and, to the Knowledge of TPII, neither it nor the Partnership has received any written notice that any other party has violated any Governmental Requirements relating to Hazardous Materials with respect to any Facility. To the Knowledge of TPII, no condition occurred on any Facility prior to its acquisition date which is or was in violation of any applicable Governmental Requirements relating to Hazardous Materials. To the Knowledge of TPII, neither it nor the Partnership has received any communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Governmental Requirements relating to Hazardous Materials have been or may have been violated with respect to any Facility. To the Knowledge of TPII, none of the Facilities is anticipated or threatened to be placed on any federal or state "Superfund" or "Superlien" list. To the Knowledge of TPII, neither it nor the Partnership has received any notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials Contamination or Hazardous Substance Activity affecting any Facility.

                  (g) To the Knowledge of TPII, neither it nor the Partnership has received any written notice from any tenants regarding the existence of Hazardous Materials on any Facility. To the Knowledge of TPII, neither it nor the Partnership has received any written notice of a threat of release of Hazardous Materials from or into any Facility.

                  (h) To the Knowledge of TPII, the Partnership has obtained all governmental approvals required by any applicable Hazardous Materials Laws for the operation of the Facilities owned by the Partnership.

                  (i) To the Knowledge of TPII, neither it nor the Partnership has received any notice that either the Partnership or TPII (i) has any liability for response or corrective action, natural resource damage, or other liability pursuant to CERCLA, RCRA or any other

Hazardous Materials Laws, and (ii) is currently subject to or is currently required to give any notice of any environmental claim or release of Hazardous Materials involving the Partnership or its Facilities.

                  (j) To the Knowledge of TPII, none of the Facilities is subject to any restriction on the ownership, occupancy, use or transferability of the Facility in connection with any (i) Hazardous Materials Laws or (ii) release, threatened release, treatment, management, storage, handling, recycling or disposal of a Hazardous Material.

         5.30 Due Organization and Qualification of TPII. TPII is a corporation duly organized and validly existing under the laws of the State of Texas.

         5.31 Power and Authority. The execution, delivery and performance by TPII and its Affiliates of this Agreement and all of the other agreements contemplated hereby that have been executed and delivered on or before the date of this Agreement ("TPII Transaction Documents"), and the consummation by TPII and its Affiliates of the transactions contemplated hereby and thereby, have been duly authorized and no further action or approval by TPII or its Affiliates will be required in order to permit TPII and its Affiliates to perform such obligations and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other TPII Transaction Documents, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of TPII and its Affiliates, enforceable in accordance with their terms. TPII has full power, authority and legal right to enter into this Agreement and all other TPII Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other TPII Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (a) violate any order, writ, injunction or decree to which TPII is a party or, to the Knowledge of TPII, by which any of the Facilities is bound or affected or (b) to the Knowledge of TPII, result in the violation of any provisions of law applicable to TPII or the Partnership.

         5.32 Title. TPII has made available to Capital full and complete copies of all existing policies of title insurance in its files that were issued in the name of the Partnership for each Facility, including all riders, schedules supplements and endorsements thereto describing all Encumbrances on each Facility and all exceptions, limitations and qualifications with respect to such title insurance.

         5.33 Partnership Interests. TPII holds of record and beneficially all of the Partnership Interests set forth on Schedule 5.33, free and clear of any restrictions on transfer, taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than the Permitted Encumbrances. TPII is not are a party to any option, warrant, purchase right, or other contract or commitment that could require TPII to sell, transfer, or otherwise dispose of any Partnership Interests (other than the Permitted Encumbrances). TPII is not a party to any voting trust, proxy, or other agreement or understanding with respect to any of the Partnership Interests.

                                   ARTICLE 6

                               REPRESENTATIONS AND
                              WARRANTIES OF CAPITAL

           Capital hereby represents and warrants to TPII as follows:

         6.1 Existence, Authority. Capital is a duly organized and validly existing corporation under the laws of the State of Texas and has all requisite corporate power and authority to own and lease its properties and to carry on its business as it is currently being operated.

         6.2 No Default. Neither the entry into, nor the performance of, nor the compliance with this Agreement or other agreements executed in connection herewith, has resulted or will result in any violation of, or invalidate, cancel or make inoperative, or constitute a default under, or create any rights of termination, cancellation or acceleration in any Person under, any charter, bylaw, partnership or joint venture agreement, trust agreement, mortgage, deed of trust, contract, indenture, credit agreement, franchise, permit, judgment, injunction, decree, order, ordinance, statute, rule, regulation, easement, restriction, or other charge, right, or interest applicable to Capital, which could reasonably be expected to have a material and adverse effect upon Capital.

                                    No Brokers or Commissions. Capital has not dealt with any broker, arranger, consultant, agent or finder to whom any commissions or other fees are still owing and there are no commissions or other fees payable to any such party in connection with the transactions contemplated hereunder.

                                    Power and Authority. The execution, delivery and performance of this Agreement and all other agreements by and among Capital and other parties contemplated hereby that have been executed and delivered on or before the date of this Agreement ("Capital Transaction Documents"), and the consummation by Capital of the transactions contemplated hereby and thereby, have been duly authorized and no further action or approval will be required in order to permit Capital to perform such obligations and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other Capital Transaction Documents, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of Capital, enforceable in accordance with their terms. Capital has full power, authority and legal right to enter into this Agreement and all other Capital Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other Capital Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (a) violate any order, writ, injunction or decree to which Capital is a party or (b) result in the violation of any provisions of law applicable to Capital.

                                   ARTICLE 7

                                 CERTAIN MATTERS
                                 PENDING CLOSING

         TPII covenants to Capital, that from and after the date of this Agreement and until the Closing Date, without Capital's prior written consent:

         7.1 Carry on in Regular Course. Except as specifically contemplated by this Agreement, TPII shall cause the business of the Partnership to be conducted in the ordinary course, consistent with past practice and in compliance with the terms of the Partnership Agreement, and shall use all reasonable efforts to preserve intact the Partnership's advantageous business relationships, to keep available the services of the Partnership's agents and to maintain satisfactory relationships with the Partnership's customers and other persons having a business relationship with the Partnership.

         7.2 Access. Upon reasonable prior written notice received by TPII, TPII will permit representatives of Capital to (a) have reasonable access during normal business hours, to the premises, properties, personnel, books, records, contracts and documents of or pertaining to the Partnership, and (b) have reasonable access during normal business hours to customers, suppliers, resellers and representatives of the Partnership (including accountants and counsel) pertaining to the Partnership.

         7.3 Publicity. All notices, releases, statements and communications to employees, suppliers, distributors and customers and any person other than the respective officers, directors, stockholders, representatives or agents of TPII or Capital and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon in writing by TPII and Capital; provided, however, that any party shall be entitled to make a public announcement or statement or other public disclosure relating to the transactions contemplated hereby if such announcement or statement or other public disclosure is required to comply with law (including, without limitation, federal securities laws) or any subpoena or other process.

         7.4 Material Breach. TPII shall immediately inform Capital in writing of the occurrence of any event causing a material breach of any representations and warranties made in Article 5.

         7.5 Approvals of Governmental Authorities and Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, TPII, on the one hand, and Capital, on the other hand, will use their reasonable best efforts (provided that TPII shall not be required to expend any of its funds) to secure all necessary approvals and consents of all governmental authorities and other third parties required on the part of TPII, on the one hand, and Capital, on the other hand, for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 8

                                   TERMINATION

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

                  (a) at any time prior to the Closing by mutual written agreement of TPII and Capital; or

                  (b) by Capital, if Capital is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of TPII herein become untrue or inaccurate such that Section 3.1 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 8.1(b)) or (ii) there has been a breach on the part of TPII of any of its covenants or agreements contained in this Agreement such that Section 3.2 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 8.1(b)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after notice to TPII; or

                  (c) by TPII, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Capital become untrue or inaccurate such that
Section 4.1 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 8.1(c)) or (ii) there has been a breach on the part Capital of any of its covenants or agreements contained in this Agreement such that Section 4.2 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 8.1(c)), and such breach (if curable) has not been cured within thirty (30) days after notice to Capital, as applicable; or

                           (d) by Capital on or after June 30, 2003, if by that
date the Closing has not taken place (provided, however, that Capital shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if Capital is in material breach of this Agreement at such time); or

                           (e) by TPII on or after June 30, 2003, if by that
date the Closing has not taken place (provided, however, that TPII shall not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if TPII is in material breach of this Agreement at such time); or

                           (f) by any party if any court of competent
jurisdiction in the United States or other governmental body of the United States shall have issued an order, decree, or ruling or taken other action restraining, enjoining or otherwise prohibiting the purchase and sale of the Partnership Interests contemplated hereby.

         8.2 Rights on Termination; Waiver. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party to the other parties, except for the obligations under Section 7.3 and this Article 8; provided, however, that termination pursuant to clauses (b) or (c) of Section 8.1 shall not relieve any defaulting or breaching party from liability to the other parties hereto. Upon any termination of this Agreement, each party will return all documents, work papers and other material (including all copies thereof) of the other parties hereto relating to the transactions contemplated hereby. Upon termination of this Agreement, Capital's right to exercise the Option shall remain unchanged.

                                   ARTICLE 9

                       RELEASES, INDEMNITIES AND CONSENTS

                  9.1 Release of TPII by Capital. Capital, on behalf of itself and its Affiliates, hereby releases and discharges TPII and its Affiliates from all claims, liabilities and obligations arising out of or related to the Partnership or one or more of the Facilities, except for:

                           (a) claims arising out of or incident to the fraud,
bad faith or willful misconduct of TPII or its Affiliates; and

                           (b) claims for breach of this Agreement or any
agreement, document or instrument executed in connection herewith.

         9.2 Release of Capital by TPII. TPII, on behalf of itself and its Affiliates, hereby releases and discharges Capital and its Affiliates from all claims, liabilities, and obligations arising out of or related to the Partnership or one or more of the Facilities, except for:

                           (a) claims arising out of or incident to the fraud,
bad faith or willful misconduct of Capital or its Affiliates; and

                           (b) claims for breach of this Agreement or any
agreement, document or instrument executed in connection herewith.

         9.3 Indemnification Provisions for Benefit of Capital. Subject to
Section 9.6, following the Closing, TPII shall indemnify and save and hold Capital and its Affiliates (the "Capital Indemnified Parties") harmless from and against any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys fees) (collectively, "Losses") suffered or incurred by any Capital Indemnified Party arising out of or resulting from:

                           (a) the inaccuracy in any representation or the
breach of any warranty made by TPII in this Agreement or any agreement, document or instrument executed in connection herewith (for purposes of this Article 9, TPII shall be deemed to have made the representations and warranties immediately prior to the Closing time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be deemed to have been made on and as of such particular date)); and

                           (b) the failure of TPII duly to perform or observe
any covenant or agreement in this Agreement, or any agreement, document or instrument executed in connection herewith, required on the part of TPII to be performed or observed by it prior to, at or after the Closing Date.

         9.4 Indemnification Provisions for Benefit of TPII. Following the Closing, Capital shall indemnify and save and hold harmless TPII and its Affiliates (the "TPII Indemnified Parties") from and against Losses suffered or incurred by any TPII Indemnified Party arising out of or resulting from:

                           (a) the inaccuracy in any representation or the
breach of any warranty made by Capital in this Agreement or any agreement, document or instrument executed in connection herewith (for purposes of this Article 9, Capital shall be deemed to have made the representations and warranties immediately prior to the Closing time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be deemed to have been made on and as of such particular date));

                           (b) the failure of Capital duly to perform or observe
any covenant or agreement in this Agreement, or any agreement, document or instrument executed in connection herewith, required on the part of Capital to be performed or observed prior to, at or after the Closing Date; and

                           (c) indemnification obligations of Capital or its
Affiliates pursuant to the Development Agreements, the Management Agreements or any other written agreements between TPII or any of its Affiliates, on the one hand, and Capital or any of its Affiliates, on the other hand, pursuant to the terms of any such agreements if, as a result of the consummation of the transactions contemplated by this Agreement, such indemnification obligations of Capital or its Affiliates under any such agreements would cease.

         9.5 Survival. Except as otherwise provided above, the indemnities provided in this Article 9 shall survive for a period of one (1) year after the Closing Date, unless a written claim for breach thereof is delivered to the indemnifying party by one or more of the indemnified parties on or before such one (1) year anniversary.

         9.6 Indemnification Limitations. In no event shall the total liability of TPII for all claims hereunder exceed the Purchase Price. TPII shall not be liable for any Losses pursuant to Section 9.3(a) if such Losses were the result of an inaccuracy in a representation or warranty of which Capital or any of its Affiliates had actual knowledge of as of the Closing Date.

                                   ARTICLE 10

                            POST CLOSING OBLIGATIONS

         10.1 Post Closing Assistance. For a period of ninety (90) days following the Closing, TPII shall provide Capital with reasonable transition assistance through its key personnel who were involved in the development, operation or financing of the Facilities. Any reasonable third party expenses incurred by TPII in the performance of such services during such ninety-day period shall be paid by Capital within thirty (30) days after delivery of an invoice therefor.

         10.2 Delivery of Funds, Books and Records. Immediately after the Closing Date, TPII shall deliver to Capital all funds held by or under the control of TPII which are funds of the Partnership (e.g. operating accounts, security deposits). TPII shall cooperate with Capital in transferring any other assets of the Partnership held by or under the control of TPII. At the Closing Date, TPII shall deliver to Capital all books and records (other than those maintained by Capital or its Affiliates) in its possession relating to the operation of the Partnership. Capital shall make such books and records available to TPII at all reasonable times during Capital's regular business hours after the Closing Date, upon TPII's request.

         10.3 Further Assurances. Upon and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing,
(a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement,
(b) to execute any documents, instruments or conveyances of every kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby, and (c) to cooperate with each other in connection with the foregoing; provided, however, that TPII shall not be required to incur any expenses in satisfying the foregoing commitment.

         10.4 Tax Matters. Without limiting the generality of Section 10.3, TPII and Capital shall cooperate with one another after Closing in the timely preparation of all state and federal tax returns of the Partnership and its partners relating to the year ended December 31, 2002 and the period between January 1, 2003 and the date of Closing, with TPII bearing the cost of preparation of any tax return(s) of the Partnership's partners and the Partnership bearing the cost of preparation of any tax return(s) of the Partnership. No tax return of the Partnership or its partners relating to a period ending on or before the Closing Date shall be amended in any manner that adversely impacts TPII without Fail's prior written consent, which shall not be unreasonably withheld. Should any taxing authority propose to amend or adjust involuntarily a tax return of the Partnership or its partners relating to a period ending on or before the Closing Date in any manner that adversely impacts TPII, (a) Fail shall be permitted to participate and be represented at his own expense, to such degree as he shall reasonably request, in all meetings, discussions, hearings and other communications regarding such proposed involuntary amendment or adjustment, and (b) neither Capital nor any of its Affiliates shall consent to any such amendment or adjustment without Fail's prior written consent, which shall not be unreasonably withheld. TPII and Capital agree to have the Partnership make an election under Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") to adjust the basis of the property of the Partnership if so requested by Capital. The decision whether the Partnership should make an election under Code Section 754 shall be made at the sole discretion of Capital.

         10.5 Non-Solicitation. For a period of three (3) years following Closing, neither TPII nor any of its Affiliates, nor any entity that either TPII or any of its Affiliates has an interest in, will (a) employ, engage or solicit any person who was the Executive Director or the Marketing Director of any of the Facilities or (b) directly and knowingly solicit any resident in the Facilities to relocate to a facility owned, developed or managed by TPII nor any of its Affiliates.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by certified first-class mail, return receipt requested, telecopier, nationally-recognized overnight delivery services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 11.1:

                  (a)      if to Capital:

                           Capital Senior Living, Inc.
                           14160 Dallas Parkway
                           Suite 300
                           Dallas, Texas 75254
                           Attention: David Brickman, Esq.
                           Telecopier: (972) 980-4602
                           with copy to:

                           Jenkens & Gilchrist
                           1445 Ross Avenue
                           Suite 3200
                           Dallas, Texas 75202
                           Attention: Winston W. Walp II, Esq.
                           Telecopier: (214) 855-4300


                  (b)      if to TPII:

                           Triad Partners II, Inc.
                           4312 Mockingbird Lane
                           Dallas, TX  75205
                           Attention: Blake N. Fail, President
                           Telecopier: (972) 386-4442

                           with a copy to:

                           Scheef & Stone, L.L.P.
                           5956 Sherry Lane
                           Suite 1400
                           Dallas, TX  75225
                           Attention: Bill Stone, Esq.
                           Telecopier:  (214) 706-4242

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         11.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Section 2.2 hereof, no party hereto may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party hereto.

         11.3 Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by TPII and Capital.

         11.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.6 Governing Law. This Agreement has been delivered in the State of Texas and shall be governed by and construed in accordance with the internal laws of the State of Texas, without regards to its conflicts of laws principles.

         11.7 Severability. In the event that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         11.8 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         11.9 Entire Agreement. This Agreement and the documents referred to herein of even date herewith are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         11.10 Publicity. Except as may be required by applicable securities laws, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior written approval by the other parties hereto.

         11.11 Expenses. Each party to this Agreement shall pay any and all expenses incurred by such party in connection with the negotiation, execution and delivery of this Agreement. All transfer fees, expenses and costs (if any) imposed by any Governmental Authority shall be paid as follows: (i) 50% of such costs shall be paid by TPII and (ii) 50% of such costs shall be paid by Capital.

         11.12 Arbitration. In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith, on the selection of an arbitrator within 30 days, any party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the selected arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in Dallas, Texas or such other place as is mutually agreeable. The arbitration decision shall be final and binding on all parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by all parties equally, provided that the arbitrator may choose to award the fees, costs and expenses of arbitration against the losing party if the arbitrator determines that the final position urged by any losing party was not reasonable.

         11.13 Prevailing Party. Subject to Section 11.12 above, In any action to enforce or interpret this Agreement or any agreement ancillary hereto, the substantially prevailing party or parties shall be entitled to recover from the other party or parties all costs and expenses incurred in connection with such proceedings, including without limitation reasonable attorney's fees and costs, all as determined by the court.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

                                      TPII:

                                      Triad Partners II, Inc.,
                                      a Texas corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      CAPITAL:

                                      Capital Senior Living Properties, Inc.,
                                      a Texas corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT A


                       ASSIGNMENT OF PARTNERSHIP INTEREST


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Triad Partners II, Inc., a Texas corporation ("Seller"), for and in consideration of the payment of such good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of that certain Partnership Interest Purchase Agreement, dated as of March 25, 2003 ("Purchase Agreement"), by and between Seller and Capital Senior Living Properties, Inc., a Texas corporation ("Buyer"), does hereby transfer, grant, bargain, sell, assign and deliver to Buyer, its successors and assigns, all of Seller's direct and indirect right, title and interest in and to its general partner interest and limited partner interest in Triad Senior Living II, L.P., a Texas limited partnership, all as the same shall exist as of the date hereof (collectively, the "Interests").

         TO HAVE AND TO HOLD, all and singular, the said Interests hereby conveyed, transferred, granted, bargained, sold and delivered to Buyer, its successors and assigns, to and for their own use and benefit forever.

         Seller, for itself, its successors and assigns, further covenants and agrees that Seller and its successors and assigns shall do or cause to be done all such further acts and shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, any and all such further deeds, assignments, transfers and conveyances, powers of attorney and assurances as Buyer, its successors and assigns, may reasonably require (i) for the better assuring, assigning, transferring and conveying unto Buyer, its successors and assigns, all and singular, the Interests; (ii) to protect the right, title and interest of Buyer, its successors and assigns, in and to, and their enjoyment of, all and singular, the Interests as against third parties claiming by, through or under Seller, but not otherwise; and (iii) as may be appropriate otherwise to carry out the transactions contemplated by the Purchase Agreement.

         This instrument shall be binding upon the parties hereto, their successors and assigns, and shall inure to the benefit of the parties hereto, and their successors and assigns. All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Texas, without giving effect to any conflict-of-laws rule or principle that might result in the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the _____ day of _______________, 2003.

                                            SELLER:

                                            Triad Partners II, Inc.,
                                            a Texas corporation



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BUYER:

                                            Capital Senior Living Properties,
                                            Inc., a Texas corporation



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                       2